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                                 EXHIBIT 16.1


                                       5
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EXHIBIT 16.1 TO FORM 8-K


December 15, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 15, 1998, of National Housing Trust Limited Partnership and are in agreement with the statements contained in the first and third paragraphs and the second and third sentences of the second paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                       /s/ Ernst & Young LLP
                                                       Ernst & Young LLP